Exhibit 10.1

Optel Capital, LLC
NON-BINDING TERM SHEET

This Non-Binding Term Sheet (this “Non-Binding Term Sheet”) sets forth our current intent with regard to the restructuring and financing proposal of Lender and/or its affiliates to Borrower. This Non-Binding Term Sheet is for discussion purposes only, does not express the agreement of the parties and is intended solely as a negotiation aid by the parties. This Non-Binding Term Sheet shall not constitute a binding agreement of Lender or Borrower, and any such binding agreement of Lender and Borrower shall be subject to the execution and delivery by Borrower of the documents outlined below.

Borrower:	Digital Lightwave, Inc. (“Borrower”), a Delaware corporation.

Lender:	Optel Capital, LLC (“Lender”), a Delaware limited liability company, or its assigns.

New Advance:	Lender shall advance to Borrower $1,700,000 in new funds for short term working capital purposes (the “New Advance”) upon execution of the Convertible Note.

Convertible Note:
Those several secured promissory notes issued on the dates and in the principal amounts set forth on Schedule A hereto, having an aggregate principal amount of approximately $25,300,000 (the “Outstanding Principal”), shall be exchanged for a new secured convertible promissory note (the “Convertible Note”) issued by Borrower to Lender in a principal amount equal to the sum of the Outstanding Principal plus the principal amount of the New Advance. The Convertible Note shall have substantially similar terms as the prior notes subject to the terms herein.

Maturity:

The principal amount of the Convertible Note shall be due and payable in full upon demand by the Lender at any time after December 31, 2005 (the “Maturity Date”), subject to an earlier maturity in accordance with the terms set forth in the paragraph entitled “No Vote” below.
The outstanding accrued interest on the Outstanding Principal plus the accrued interest under Convertible Note as of the one year anniversary of the issuance of the Convertible Note shall be due and payable in full upon demand by the Lender at any time on or after the one year anniversary of the issuance of the Convertible Note, and the remainder of the accrued interest under the Convertible Note shall be due and payable in full upon demand by the Lender at any time after the Maturity Date, subject to an earlier maturity in accordance with the terms set forth in the paragraph entitled “No Vote” below.

Conversion Feature:
Subject to Disinterested Stockholder Approval as set forth below, the entire outstanding principal amount plus accrued and unpaid interest of the Convertible Note, or any portion thereof, shall be convertible at the option of the Lender at any time after the Approval Date, and from time to time, into shares of Common Stock of Borrower (the “Common Stock”), at a conversion price (the “Conversion Price”) equal to 100% of the average of the daily volume-weighted average price of the common stock of Borrower quoted or traded on the NASDAQ or other public market during the period of five consecutive trading days ending on, but not including, the date of the conversion of the Convertible Note.

Security:	The obligations of Borrower under the Convertible Note shall continue to be secured by a perfected first priority security interest in all of the assets of Borrower on substantially the same terms as the existing Amended and Restated Security Agreement.

Board Approval /Fairness Opinion:

Prior to executing the Convertible Note or the other definitive agreements relating to the transactions contemplated herein, Borrower shall provide evidence to the Lender that:

(i)   a majority of the independent and disinterested directors of the Borrower approved  each of the transactions contemplated herein;

and

(ii)   Borrower received an opinion issued by an independent and reputable financial advisor as to the fairness of each of the transactions contemplated herein.

Stockholder Approval:
The conversion feature of the Convertible Note shall be subject to the approval of the affirmative vote of a majority of the stockholders of the Borrower whom are not affiliated with Lender or any of its affiliates (the “Disinterested Stockholders”). For purposes of this term sheet the “Approval Date” shall mean the date a majority of the Disinterested Stockholders approve the conversion feature at Borrower’s next meeting of stockholders.

No Vote:
In the event a majority of the Disinterested Stockholders do not approve the conversion feature of the Convertible Note, the Convertible Note shall not become convertible and shall become immediately due and payable in full.

Registration Rights:	The Borrower shall file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Note as soon as practicable following the Approval Date.

Taxes:	Borrower shall bear the cost of all taxes associated with the consummation of the transactions contemplated herein.

Documentation:	The parties shall enter into definitive agreements to be prepared by counsel to Lender containing the transactions set forth herein.

Non-Binding	This Non-Binding Term Sheet is not intended to be all inclusive. If and when executed, the definitive agreements will contain additional terms and conditions.

By acknowledging this Non-Binding Term Sheet below, Borrower has expressed its willingness to proceed with discussions and negotiations based upon the terms set forth above. If Borrower does not acknowledge and return this Non-Binding Term Sheet to Lender within seven (7) days after the date of this Non-Binding Term Sheet, Lender will consider that Borrower is no longer willing to continue discussions based upon the terms set forth above.

ACKNOWLEDGED:

BORROWER:	DIGITAL LIGHTWAVE, INC.

By: /s/ JAMES R. GREEN

Name: James R. Green
Title: Chief Executive Officer and President
Date: August 25, 2004

LENDER:	OPTEL CAPITAL, LLC

By: /s/ PAUL RAGAINI

Name: Paul Ragaini
Title: Chief Financial Officer
Date: August 25, 2004

Schedule A
Secured Promissory Notes and Outstanding Principal Balance

Date of	Outstanding
Borrowing	Principal Balance

February 14, 2003	$ 800,000
February 26, 2003	650,000
March 28, 2003	450,000
April 2, 2003	60,000
April 29, 2003	500,000
May 14, 2003	400,000
May 19, 2003	620,000
May 29, 2003	520,000
June 12, 2003	500,000
June 26, 2003	2,000,000
July 14, 2003	500,000
July 22, 2003	1,000,000
July 29, 2003	500,000
August 14, 2003	1,000,000
September 11, 2003	350,000
November 13, 2003	500,000
November 24, 2003	900,000
December 10, 2003	240,000
December 12, 2003	480,000
December 19, 2003	500,000
December 30, 2003	165,000
December 31, 2003	1,000,000
January 14, 2004	300,000
February 13, 2004	665,000
March 12, 2004	350,000
March 30, 2004	650,000
April 19, 2004	500,000
May 13, 2004	1,400,000
May 19, 2004	900,000
June 8, 2004	5,200,000
June 11, 2004	250,000
June 15, 2004	1,000,000
August 12, 2004	400,000

Total Borrowing	$ 25,250,000